Exhibit 99.1

Digital River Announces Completion of Internal Review of Stock Option Grants

  Company to Record $9.4 Million Charge Spread Over Nine Year Period
                           from 1998 to 2006


    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 6, 2007--Digital River, Inc. (NASDAQ:DRIV), a global leader in e-commerce outsourcing, announced today the substantial completion of its internal investigation of the company's historical stock option grant practices. The comprehensive investigation has been conducted by a Special Committee appointed by the company's Board of Directors with the assistance of outside legal counsel and forensic accounting experts.

    As a result of the investigation, the company will record non-cash stock-based compensation expense and related tax effects in the aggregate amount of approximately $9.4 million, after tax, spread over the nine year period from 1998 through 2006. None of the expense relates to option grants to the current Board of Directors and executive officers. The investigation revealed no evidence that any officer or director of the company engaged in any wrongdoing for personal enrichment. The investigation also found that no director or member of the committee charged with awarding stock options to employees knowingly failed to comply with the relevant accounting principles.

    The Special Committee identified circumstances where documentation of certain grants was lacking. The Committee also determined that the company misapplied GAAP by using incorrect measurement dates for financial accounting and reporting purposes on a number of occasions. Approximately 99.7 percent of the expense related to grants made prior to December 31, 2002.

    The impact for the three most recent fiscal years is expected to be as follows:

    -- For fiscal year 2006, approximately $85,000 of stock-based compensation expense, after tax, recorded in the company's fourth fiscal quarter;

    -- For fiscal year 2005, a benefit of approximately $2.2 million will be recorded. This is the result of approximately $2.5 million in cumulative tax benefit for the periods from 1998 through 2005 that will be recorded in 2005, offset by stock-based compensation expense of approximately $300,000; and

    -- For fiscal year 2004, approximately $817,000 of stock-based compensation expense will be recorded.

    The adjustments related to 2005 will be reflected via restatement in the company's 2006 fourth quarter earnings release scheduled for February 8, 2007. Disclosure related to the investigation and the impact on prior fiscal years will be included in the company's annual report on Form 10-K for the period ended December 31, 2006, which is expected to be filed on a timely basis on or before March 1, 2007. Because of the foregoing stock-based compensation charges, the financial information and opinions of the company's registered independent public accounting firms contained in previously filed reports for the years 2005 and prior should no longer be relied upon.

    The company continues to cooperate with the Securities and Exchange Commission's informal inquiry related to this matter.

    About Digital River, Inc.

    Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for more than 40,000 software publishers, manufacturers, distributors and online retailers. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company's comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

    Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Taipei, Taiwan; and Tokyo, Japan. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    In addition to the historical information contained herein, this press release contains forward-looking statements, such as statements containing the words, "will," "plans," "intends," "expects," and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; potential consequences surrounding findings of our ongoing internal investigation, investigation by a committee of our independent directors and informal SEC inquiry into our stock option granting practices; any potential civil litigation relating to our stock option granting practices; competition in the electronic commerce market; the market's acceptance of such offerings; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission.

    Digital River is a registered trademark of Digital River, Inc. All other company and product names are trademarks, registrations or copyrights of their respective owners.

    CONTACT: Digital River, Inc.
             Investor Relations:
             Bob Kleiber, Vice President, Investor Relations
             952-540-3024
             bkleiber@digitalriver.com
             or
             Media Relations:
             Gerri Dyrek, Director, Public Relations, 952-253-8396 publicrelations@digitalriver.com